Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Sandra Gardiner

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Partner, ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Reports Fourth Quarter and Full Year 2017 Record Revenue and Financial Results

Record Fourth Quarter Revenue of $47.6 Million; Increases 26% Year-over-Year; 14th Consecutive Quarter of Double-Digit Revenue Growth

System Revenue Grows in the Fourth Quarter by 35% in North America and 19% Internationally

Full Year Revenue Grows 28%

Company Expands Product Offerings in 2018 with Introduction of Juliet® and Secret RF®

BRISBANE, California, February 14, 2018 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter and fiscal year ended December 31, 2017.

James Reinstein, President and Chief Executive Officer stated, “We are pleased with our fourth quarter and fiscal year 2017 performance. Our 26% global revenue growth in the fourth quarter was driven by the continued strength of systems revenue in North America, which increased 35%, as well as, considerable improvement in our International systems revenue, which increased 19%. We believe the enhancements made to our International structure in 2017 will continue to drive execution improvements. We expect to build upon our 2017 success with continued North American and International expansion of legacy and newly launched products, as well as, consumables revenue related to truSculpt 3D®, Juliet and Secret RF. In the second half 2017, approximately 30% of our systems sold will realize a recurring revenue stream going forward. We believe our newly created Commercial Team dedicated to supporting our consumable products will help expand this revenue opportunity.”

Key financial highlights for the fourth quarter 2017, when compared to the fourth quarter 2016, include:

●	Revenue increased 26% to a record $47.6 million, due primarily to an overall growth of 30% in systems revenue, with 35% growth in North America and 19% Internationally;
o	Record quarter of $11.5 million International systems revenue;
o	25% sequential quarter increase compared to the third quarter of 2017;
o	Fourteenth consecutive quarter of double-digit year-over-year revenue growth;
●	Gross Margin of 57% impacted by increased warranty costs, as well as, an increased investment in our Service operations to fuel future growth;
●	Net Income was $22.9 million, or $1.57 per fully diluted share, including a benefit for the release of a significant portion of our valuation allowance against U.S. deferred tax assets;
o

Non-GAAP net income* was $6.1 million, or $0.42 per fully diluted share. In the fourth quarter of 2017, the Company recorded an income tax benefit of $18.2 million resulting primarily from the release of a significant portion of its valuation allowance against certain U.S. deferred tax assets, partially offset by the revised measurement of U.S. deferred tax assets resulting from the Tax Cuts and Jobs Act of 2017;

●	Cash Generated by Operations increased 41% to $6.7 million, compared to $4.7 million in the prior period;
●	Cash, cash equivalents and investments of $35.9 million, with no debt; and
●	Repurchased $21.4 million of common stock.

Key financial highlights for the full year 2017, when compared to the full year 2016, were as follows:

●	Revenue increased 28% for the full year to a record $151.5 million, due primarily to a 51% growth in North American systems revenue;
o	Three consecutive years of 20%+ year-over-year growth;
●	Gross Margin of 57% was slightly lower than previous year, impacted by warranty costs and an increased investment in our Service operations in the second half of 2017;
●	Net Income was $30.0 million, or $2.04 per fully diluted share;
o	Non-GAAP net income* was $13.7 million, or $0.93 per fully diluted share;
●	Cash Generated by Operations was $14.3 million, including the one-time $4 million benefit from our facility lease cancellation in the third quarter of 2017; and
●	Repurchased $35.2 million of common stock.

Product Updates

Each platform in our portfolio contributed to the success of the year. The Company’s newly launched truSculpt 3D system continues to gain market acceptance in North America and in International markets. In 2018, the Company expects continued North American growth for the truSculpt platform, as well as, expansion into new International markets. Additionally, the Enlighten family continues to be a top selling platform and closely follows truSculpt 3D in total revenue. In January 2018, the Company launched Juliet (a women’s health product) and Secret RF (an RF microneedle product) to further enhance our product offerings, as well as expand our participation in recurring procedural revenue. As previously announced, Cutera also created a commercial organization dedicated to supporting consumable products for procedures performed in physicians’ practices. We expect this new team, combined with the new consumable offerings, to expand disposable revenue opportunities in 2018 and beyond.

2018 Outlook

●	We expect revenue to be in the range of $178 to $181 million, an 18% - 20% increase over 2017;
●	Gross margin is expected to be in the range of 57% to 58%, as we continue to invest in our Service operations, and experience increased facility costs in our headquarters in Brisbane, California;
●

Operating expenses are expected to be in the range of 52% to 54% of revenue, consistent with 2017 (excluding the non-recurring lease termination benefit), as we continue to invest in product development and the scalability of our operations;

●	Non-GAAP earnings per share* is expected to be in the range of $1.03 to $1.11 as compared to $0.93 for the full-year of 2017; and
●	Adjusted EBITDA* is expected to be in the range of $15.0 to $17.0 million.

Conference Call

The conference call to discuss these results is scheduled to begin today at 1:30 p.m. PST (4:30 p.m. EST). Participating in the call will be James Reinstein, President and Chief Executive Officer and Sandra Gardiner, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be archived online within one hour of its completion through February 28, 2018. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

Use of Non-GAAP Financial Measures

* In order to supplement our unaudited condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management discloses certain non-GAAP financial measures. Management uses these measures as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.

We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the excluded items. Forward-looking non-GAAP measures include adjusted earnings per share and adjusted EBITDA. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization as adjusted for non-cash stock-based compensation expense. For computing non-GAAP earnings per share and adjusted EBITDA, we have assumed $8 to $9 million of non-cash stock-based compensation, an effective tax rate of 10% to 12%, and approximately 15 million weighted-average shares outstanding.

In this press release management has disclosed certain non-GAAP financial measures for the statement of operations and net income per diluted share, which exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options, performance and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods. We believe that excluding this item allows users of our financial statements to better review and assess both current, and historical results of operations. We also believe that excluding non-cash expenses for stock-based compensation better allows for comparisons to our peer companies.

Depreciation. We have excluded depreciation expense in calculating our non-GAAP operating expenses and net income measures. Depreciation is a non-cash charge to current operations. We continue to evaluate our business performance excluding non-cash charges and believe that excluding this item allows users of our financial statements to better review and assess both current, and historical results of operations.

Non-recurring lease termination income. We incurred a one-time benefit with respect to a certain lease termination transaction. We exclude this benefit as it is related to a unique, one-time event and has no direct impact or correlation to the operation of our on-going business. Additionally, we believe that its inclusion is potentially misleading to users of our financial statements given the lease termination income’s unique, non-recurring nature.

Non-recurring income tax adjustments relating primarily to the release of a significant portion of the Company’s valuation allowance against certain U.S. deferred tax assets, partially offset by the impact of the Tax Cuts and Jobs Act of 2017. We exclude this adjustment as it is related to a unique, non-recurring event and has no direct impact or correlation to the operation of our on-going business. Additionally, we believe that its inclusion is potentially misleading to users of our financial statements given its unique, non-recurring nature.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the fourth quarter ended December 31, 2017, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	September 30,	December 31,
	2017	2017	2016
Assets
Current assets:
Cash and cash equivalents	$14,184	$14,784	$13,775
Marketable investments	21,728	35,692	40,299
Cash, cash equivalents and investments	35,912	50,476	54,074

Accounts receivable, net	20,777	19,604	16,547
Inventories	28,782	23,728	14,977
Other current assets and prepaid expenses	2,903	2,894	2,251
Total current assets	88,374	96,702	87,849

Property and equipment, net	2,096	1,842	1,907
Deferred tax asset	19,055	384	377
Intangibles, net	—	—	2
Goodwill	1,339	1,339	1,339
Other long-term assets	374	381	380
Total assets	$111,238	$100,648	$91,854

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,002	$5,805	$2,598
Accrued liabilities	26,848	22,203	17,397
Deferred revenue	9,461	8,801	8,394
Total current liabilities	43,311	36,809	28,389

Deferred revenue, net of current portion	2,195	1,950	1,705
Income tax liability	379	171	168
Other long-term liabilities	460	505	582
Total liabilities	46,345	39,435	30,844

Stockholders' equity	64,893	61,213	61,010
Total liabilities and stockholders' equity	$111,238	$100,648	$91,854

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net revenue	$47,632	$37,875	$151,493	$118,056
Cost of revenue	20,299	15,962	65,383	49,921
Gross profit	27,333	21,913	86,110	68,135
Gross margin %	57%	58%	57%	58%

Operating expenses:
Sales and marketing	15,362	11,561	52,070	41,563
Research and development	3,481	2,897	12,874	11,232
General and administrative	3,947	3,010	14,090	12,943
Lease termination	—	—	(4,000)	—
Total operating expenses	22,790	17,468	75,034	65,738
Income from operations	4,543	4,445	11,076	2,397
Interest and other income (expense), net	138	(204)	884	323
Income before income taxes	4,681	4,241	11,960	2,720
Provision (benefit) for income taxes	(18,199)	28	(18,033)	143
Net income	$22,880	$4,213	$29,993	$2,577

Net income per share:
Basic	$1.66	$0.31	$2.16	$0.19
Diluted	$1.57	$0.30	$2.04	$0.19

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,744	13,591	13,873	13,225
Diluted	14,569	14,201	14,728	13,753

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31, 2017
	GAAP	Adjustments*		Non-GAAP*
Net revenue	$47,632	$—		$47,632
Cost of revenue	20,299	(377	)(a)	19,922
Gross profit	27,333	377		27,710
Gross margin %	57%			58%

Operating expenses:
Sales and marketing	15,362	(586	)(b)	14,776
Research and development	3,481	(314	)(c)	3,167
General and administrative	3,947	(476	)(d)	3,471
Total operating expenses	22,790	(1,376)		21,414
Income from operations	4,543	1,753		6,296
Interest and other income, net	138	—		138
Income before income taxes	4,681	1,753		6,434
Provision (benefit) for income taxes	(18,199)	18,491	(e)	292
Net income	$22,880	$(16,738)		$6,142

Net income per share:
Basic	$1.66	$(1.22)		$0.45
Diluted	$1.57	$(1.15)		$0.42

Weighted-average number of shares used in per share calculations:
Basic:	13,744	13,744		13,744
Diluted	14,569	14,569		14,569

* Fiscal fourth quarter 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):

(a) Adjustment of $377 included non-cash expenses of $94 related to depreciation and $283 of stock based compensation.

(b) Adjustment of $586 included a non-cash expenses of $159 related to depreciation and $427 of stock based compensation.

(c) Adjustment of $314 included a non-cash expenses of $11 related to depreciation and $303 of stock based compensation.

(d) Adjustment of $476, included a non-cash expenses of $2 related to depreciation and $474 of stock based compensation.

(e) Adjustment of $18,491 included: (i) $18,741 for the release of a significant portion of our valuation allowance against certain U.S. deferred tax assets, partially offset by our revised measurement of U.S. deferred tax assets resulting from the 2017 US Tax Reform; offset by (ii) $248 for establishing a foreign transfer pricing contingency reserve; and (iii) $2 for adjusting the tax effect of the $4 million lease termination fee received in Q3'2017.

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Twelve Months Ended December 31, 2017
	GAAP	Adjustments*		Non-GAAP*
Net revenue	$151,493	$—		$151,493
Cost of revenue	65,383	(989	)(a)	64,394
Gross profit	86,110	989		87,099
Gross margin %	57%			57%

Operating expenses:
Sales and marketing	52,070	(2,300	)(b)	49,770
Research and development	12,874	(961	)(c)	11,913
General and administrative	14,090	(1,876	)(d)	12,214
Lease termination	(4,000)	4,000	(e)	—
Total operating expenses	75,034	(1,137)		73,897
Income from operations	11,076	2,126		13,202
Interest and other income, net	884	—		884
Income before income taxes	11,960	2,126		14,086
Provision (benefit) for income taxes	(18,033)	18,411	(f)	378
Net income	$29,993	$(16,285)		$13,708

Net income per share:
Basic	$2.16	$(1.17)		$0.99
Diluted	$2.04	$(1.11)		$0.93

Weighted-average number of shares used in per share calculations:
Basic:	13,873	13,873		13,873
Diluted	14,728	14,728		14,728

* Fiscal year 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s)

(a) Adjustment of $989 included non-cash expenses of $329 related to depreciation and amortization, and $660 of stock based compensation.

(b) Adjustment of $2,300 included a non-cash expenses of $658 related to depreciation and $1,642 of stock based compensation.

(c) Adjustment of $961 included a non-cash expenses of $25 related to depreciation and $936 of stock based compensation.

(d) Adjustment of $1,876 included non-cash expenses of $4 for depreciation and $1,872 for stock based compensation.

(e) Adjustment of $4,000 represents non-recurring lease termination income

(f) Adjustment of $18,411 relates to: (i) $18,741 for the release of a significant portion of our valuation allowance against certain U.S. deferred tax assets, partially offset by our revised measurement of U.S. deferred tax assets resulting from the 2017 US Tax Reform; offset by (ii) $248 for establishing a foreign transfer pricing contingency reserve; and (iii) $82 for the tax effect of the $4 million lease termination fee received in Q3'2017.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$22,880	$4,213	$29,993	$2,577
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	1,487	1,061	5,110	3,713
Depreciation and amortization	266	249	1,016	982
Change in deferred tax assets	(18,678)	22	(18,678)	22
Other	15	38	(52)	(7)
Changes in assets and liabilities:
Accounts receivable	(1,181)	(4,838)	(4,229)	(4,899)
Inventories	(5,054)	1,501	(13,805)	(2,899)
Accounts payable	1,197	(685)	4,404	639
Accrued liabilities	4,588	2,575	9,345	3,461
Deferred revenue	905	361	1,557	(826)
Other	257	244	(374)	(771)
Net cash provided by operating activities	6,682	4,741	14,287	1,992

Cash flows from investing activities:
Acquisition of property, equipment and software	(412)	(226)	(855)	(537)
Disposal of property and equipment	-	3	53	20
Net change in marketable investments	13,886	(5,219)	18,496	(2,875)
Net cash provided by (used in) investing activities	13,474	(5,442)	17,694	(3,392)

Cash flows from financing activities:
Repurchases of common stock	(21,391)	—	(35,167)	(4,873)
Proceeds from exercise of stock options and employee stock purchase plan	869	3,313	5,435	10,111
Taxes paid related to net share settlement of equity awards	(137)	(17)	(1,469)	(618)
Payments on capital lease obligations	(97)	(95)	(371)	(313)
Net cash provided by (used in) financing activities	(20,756)	3,201	(31,572)	4,307

Net increase (decrease) in cash and cash equivalents	(600)	2,500	409	2,907
Cash and cash equivalents at beginning of period	14,784	11,275	13,775	10,868
Cash and cash equivalents at end of period	$14,184	$13,775	$14,184	$13,775

CUTERA, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	Q4	Q4	Q4 '17 Vs	Q4	Q4	YTD Q4 '17 Vs
	2017	2016	Q4 '16	2017	2016	YTD Q4 '16
Revenue By Geography:
United States	$30,524	$23,297	+31%	$94,581	$65,513	+44%
Rest of World	17,108	14,578	+17%	56,912	52,543	+8%
	$47,632	$37,875	+26%	$151,493	$118,056	+28%
Rest of World as a percentage of total revenue	36%	38%		38%	45%

Revenue By Product Category:
Systems
- North America	$29,383	$21,787	+35%	$88,338	$58,595	+51%
- International	11,531	9,678	+19%	37,544	34,126	+10%
Total Systems	40,914	31,465	+30%	125,882	92,721	+36%
Service	4,660	4,750	-2%	18,833	19,028	-1%
Hand Piece Refills	692	612	+13%	2,436	2,498	-2%
Skincare	1,366	1,048	+30%	4,342	3,809	+14%
	$47,632	$37,875	+26%	$151,493	$118,056	+28%

	Three Months Ended			Twelve Months Ended
	Q4	Q4		Q4	Q4
	2017	2016		2017	2016
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$283	$87		$660	$341
Sales and marketing	427	335		1,642	1,179
Research and development	303	180		936	596
General and administrative	474	459		1,872	1,597
	$1,487	$1,061		$5,110	$3,713